Exhibit 10.26

THIRD AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT

THIS Third Amendment to Amended and Restated Revolving Credit and Security Agreement (this “Amendment”) is made and entered into as of the 7th day of September, 2012, by and between TRANSACT TECHNOLOGIES INCORPORATED ( “Borrower”), and TD Bank, N.A. (formerly known as TD BankNorth N.A.), a national banking association (“Lender”); and amends that certain Amended and Restated Revolving Credit and Security Agreement dated as of November 28, 2006, between Borrower and Lender, as amended by that certain First Amendment to Amended and Restated Revolving Credit and Security Agreement dated as of September 30, 2007,  and that Second Amendment to Amended and Restated Revolving Credit and Security Agreement dated as of November 21, 2011 (such Amended and Restated Revolving Credit and Security Agreement, as amended thereby and hereby, collectively referred to in this Amendment as the “Credit Agreement”). Capitalized terms used herein but not defined shall have the meanings assigned to them in the Credit Agreement.

WHEREAS, Borrower has requested that the Bank allow Borrower to declare and pay, from time to time, cash dividends to Borrower’s common stock holders;

WHEREAS, Lender is willing to permit Borrower to declare and pay such cash dividends solely upon the terms and conditions set forth in this Amendment; and

WHEREAS, Borrower and Lender have agreed to amend the Agreement as provided in this Amendment;

NOW THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Amendment to Credit Agreement. Borrower and Lender hereby amend the Credit Agreement as follows:

a.	Section 6.3 of the Credit Agreement is hereby amended by (i) the deletion of Section 6.3(b)(v), and (ii) the addition of the following Sections 6.3(c) and 6.3(d):

“(c)                 Notwithstanding the foregoing limitations set forth in Section 6.3(a), Borrower may declare and pay cash dividends to the holders of its outstanding common, provided that:

(i) “Borrower shall only declare and pay such cash dividends in amounts and at such times as determined by action of Borrower’s board of directors;

“(ii)           Borrower shall not declare or pay any such cash dividends (x) during such time as a Default has occurred and is continuing, (y) in the event that payment of such cash dividend would cause a Default, or (z) if a Default would have occurred under Section 7.1 of this Agreement if such cash dividend had been paid during the immediately preceding fiscal quarter as would be calculated in the financial statements required under Section 5.6(b) hereof;

“(iii)           At such time as Borrower provides financial statements under Section 5.6(b) of this Agreement with respect to the immediately preceding fiscal quarter, Borrower shall provide to Lender such information as Lender reasonably requires reflecting that Borrower would have been in compliance with Section 7.1 of this Agreement if cash dividends paid or to be paid during the fiscal quarter in which such financial statements are to be delivered under Section 5.6(b) had been made during such immediately preceding fiscal quarter;

(iv)           Any such cash dividend paid shall be treated as a distribution for purposes of this Agreement; and

“(d)                 Borrower may use up to $5,000,000 in Revolving Credit Loans in the aggregate in any one fiscal year to fund the buyback under Section 6.3(b) of the Agreement and the payment of cash dividends to the holders of its common stock under Section 6.3(c) of the Agreement.”

2.	Conditions to Closing. This Amendment shall be effective upon the completion of each of the following:

a.	Execution by Borrower and Lender of this Amendment and delivery of executed originals to Lender.

b.
Execution by Guarantor of the Reaffirmation of Unlimited Guaranty, substantially in form and substance as set forth on Exhibit A to this Amendment, and delivery of an executed original thereof to Lender.

c.	Update by Borrower to any Schedules to the Credit Agreement not previously provided to Lender, disclosing information acceptable to Lender.

d.	Such additional documents, certificates, conditions and other assurances as Lender or its counsel may reasonably require.

3.
No Default; Representations and Warranties, etc.  The Borrower hereby confirms that: (a) the representations and warranties of Borrower contained in the Credit Agreement as modified hereby are true and correct in all material respects on and as of the date hereof as if made on such date (except to the extent that such representations and warranties expressly relate to an earlier date), as modified by any amendment to Schedules acceptable to Lender presented herewith; (b) Borrower is in compliance in all material respects with all of the terms and provisions set forth in the Credit Agreement on its part to be observed or performed; and (c) after giving effect to this Amendment, no Default shall have occurred and be continuing.

4.	Miscellaneous.

a.
Except to the extent specifically amended hereby, the Credit Agreement, the other Loan Documents and all related documents shall remain in full force and effect.  Whenever the terms or sections amended hereby shall be referred to in the Credit Agreement, the other Loan documents or such other documents (whether directly or by incorporation into other defined terms), such defined terms shall be deemed to refer to those terms or sections as amended by this Amendment.

b.	This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one instrument.

c.	This Amendment shall be governed by the laws of The Commonwealth of Massachusetts and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment which is a sealed instrument as of the date first above written.

TD BANK, N.A.
Formerly known as TD BANKNORTH, N.A.

By: /s/ Brian Bourgoin
Name: Brian P. Bourgoin
Title: Vice President

TRANSACT TECHNOLOGIES INCORPORATED.

By: /s/ Steven A. DeMartino
Name:  Steven A. DeMartino
Title:  President and CFO